Exhibit 32.2

Certification of Chief Financial Officer Pursuant to 18 U.S.C. § 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Frontier Group Holdings, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
(1)    The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 2, 2024	/s/ Mark C. Mitchell
Mark C. Mitchell
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)